Exhibit 23.3

LEGAL OPINION

法律意见书

PEKING DACHENG LAW（SHENZHEN） OFFICES

北京市大成（深圳）律师事务所

  Address（地址）:17/F, Gongjiao plaza, No.1001 Lianhuazhi Road, Futian District, Shenzhen, Guangdong, China       中国深圳市福田区莲花支路1001号公交大厦17楼
Telephone（电话）：0755-61391668
Fax（传真）：               0755-61391669    Post code（邮编） ：518036
Email（电子邮箱）:     qinghui.chen@dachenglaw.com

PEKING DACHENG LAW（SHENZHEN） OFFICES

Add: 17/F, Gongjiao plaza, No.1001 Lianhuazhi Road, Futian District, Shenzhen, Guangdong, China              Post code ：518036

Tel:              0755—61391668                        Fax：0755—61391669

To (致):

China Films Technology Inc.

中国薄膜科技有限公司

From（由）: PEKING DACHENG LAW（SHENZHEN） OFFICES

Chen Qinghui, Esq.（ Tel：13825219705 ）

Zhou Xiaoju, Esq. （ Tel：13006660565 ）

陈庆辉 ，注册律师（电话：13825219705）

周小菊，注册律师 （电话：13006660565）

Date：May 20, 2011

日期：二O一一年五月二十日

Re: PRC Legal Opinion

主题：中国法律意见书

Ladies and Gentlemen:
女士们，先生们：

We are lawyers qualified in the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on PRC Laws（as defined below）.
我们是中华人民共和国注册律师（不含香港与澳门特别行政区、台湾地区）并符合发表、出具本法律意见书之相应资质。

We are acting as PRC legal counsel to China Films Technology Inc. (the “Company”) and have been requested to give this opinion with regard to the New M&A Rules under PRC Laws.
本所暨本律师依法接受中国薄膜科技有限公司之委托，就有关新并购法规提出中国法律意见。

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the documents provided to us by the Company and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
我们接受此项委托后，为了出具本法律意见书，查验了由公司提供予我们之相应、必要的文件、政府所颁发之证照、相关的记录等资料。

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents submitted to us as copies. We have also assumed the documents as they were presented to us up to the date of this legal opinion and that none of the documents has been revoked, amended, varied o supplemented. We have further assumed the accuracy and completeness of all factual statements in the documents. Where important facts were not independently established to us, we have relied upon certificates issued by governmental agents and representatives of the Company with proper authority and upon representations, made in or pursuant to the documents.
本法律意见书是本所根据中国律师行业所具有的勤勉谨慎精神和通常职业道德，在本所律师审阅委托人所提供关于该协议的本法律意见书所附的有关文件资料的基础上制作，本所并就此假设：有关文件、资料已全面及完整地披露给本律师事务所；有关文件、资料的影印件、传真件与正本相符；有关文件、资料之签章属实；有关文件、资料、证照未被撤销、修改。

As used herein, (A) “PRC Authorities” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial body in the PRC; (B) “PRC Laws” means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations and other legislations of the PRC effective and available to the public as of the date hereof; (C) “Governmental Authorizations” means all approvals, consents, certificates, authorizations, filings, registrations, permissions, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Laws; and (D) “M&A Rules” means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission in the State Tax Administration, the State Administration of Industry and Commerce, the China Securities guidance, interpretations or implementation rules in connection with or related to the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, including the guidance and notices issued by the CSRC on September 8, 2006.
本意见中所提及的“中国政府”，意指中国境内之中央、地方政府及其代理、授权机构，司法机构；本意见书中所提及的“中国法律”，意指所有现行的法律，规章，规定，秩序，法令，指导方针，司法阐述，国家政策等；本意见书中所提及的“政府授权”意指任何中国政府依据中国有效法律授予之任何许可、证照、资质、证书、准许、批准等等；本意见书中的“新并购法规”意指二零零六年九月八日生效的商务部等六部委联合公布的《关于外国投资者并购境内企业的规定》。

The opinion contained herein are confined to and given on the basis of the PRC Laws. We do not express or imply any view or opinion on, or in respect of, the laws of any jurisdiction other than those of the PRC. This legal opinion is given on the basis that it will be governed by and construed in accordance with the PRC Laws.

本法律意见书仅依据中国法律作出，并不代表、暗示任何司法裁判权。

Based on the foregoing and the qualifications set out below, we are of the opinion that, as of the date hereof, so for as PRC Laws are concerned:
基于上述，我们意见如下：

The New M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing acquisition of PRC domestic interests held by such PRC companies or individuals should obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Company’s offering (and trading on the OTCBB market in the US) are subject to the CSRC approval procedures under the New M&A Rules.

除其他事项外，“新并购规定”规定了由中国公司或个人直接或间接管控的境外特殊目的公司，并形成了此类特殊目的公司的证券在海外证券交易所上市和交易前，由中国证监会批准此类中国公司或个人进行海外上市收购目的的规定。但中国证监会尚未就有关事项，特别是针对于美国OTCBB上市出台任何明确的规定或解释。

To the best of our knowledge, based on our understanding of the current PRC Laws and the New M&A Rules, prior approval from the CSRC is not required under the New M&A Rules for the listing and trading of the Company's shares on the US Over-the Counter Bulletin Board (OTCBB) because the New M&A Rules excludes US OTCBB as a recognized exchange (e.g. OTCBB shares cannot be used as consideration in M&A transactions), and, because of the normal China official understanding that “foreign listing” should not include offerings and trading of shares on US OTCBB. However, uncertainties still exist as to how the New M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the New M&A Rules.

截止目前并尽我们所知，基于我方对中国现行法律以及“新并购规定”的理解，对在场外交易市场公告板（OTCBB）上挂牌上市和交易的本公司股份，在“新并购规定”生效日期之后，由于“新并购规定”　对于场外交易市场(OTCBB)在并购中的限制（如：不适用于并购对价等等）以及中国官方对于“境外上市”的通常理解(一般不包括OTCBB)，因此无需由中国证监会根据“新并购规定”进行事先批准。然而，不确定因素仍然存在，例如关于“新并购规定”将如何解释和实施，对此我方前述观点受制于以任何形式存在的与“新并购规定”有关的任何新制定的法律、法规和规定，或详细的实施细则和解释。

This opinion is subject to the following qualifications:

除上述外，本法律意见还将受制于下列条件：

(a)
This opinion is, in so far as it relates to the validity and enforceability of a contract, subject to (A) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights, (C) certain equitable, legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation, (D) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary at the conclusions thereof; (E) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorneys fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process.
截至目前为止，因其涉及到合同的有效性和可执行性，该观点同样地将受制于：
（一）普遍影响债权人权利的任何适用的破产、无力偿付、欺诈性转让、重组、停止偿付或类似法律；（二）可能产生的司法或行政诉讼，或影响债权人权利的任何中国法律；（三）影响合同权利可执行性的具有一定公平性、法律性或法定性的原则，一般是根据公共利益、国家利益、国家安全、合理性、诚信和公平交易的概念以及适用的法规限制；（四）与任何法律文件的制定、执行或实施有关的其结论可能存在重大错误的、明显不合情理的、带有欺诈性质的、具有强制性的各种情况；（五）关于赔偿、补救或辩护的可适用性，损害赔偿的计算，律师费和其他费用的权利，放弃任何法院管辖或法律程序的豁免权等方面的司法自由裁量权。

(b)	This opinion is subject to the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC. 该观点受制于在中国境内行使其职权的任何中国立法、行政或司法机关的自由裁量权。
(c)
This opinion relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. PRC Laws as used in this opinion refers to PRC Laws currently in force as of the date of this opinion and there is no guarantee that any of such PRC Laws will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.
该观点只涉及中国法律，我方对中国法律以外的任何法律均不持任何观点。该观点中所使用的中国法律，是指该观点生效之日起适用的中国现行法律，并不能保证任何此类中国法律在今后不久或在长期时间内不会进行变更、修正或废除，以及所作的变更、修正或废除具有可追溯性或不可追溯性。

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

此意见书专用于此提及的背景中。任一段落须从整体文章中理解，不能从文章中提取或者被单独引用。

PEKING DACHENG LAW（SHENZHEN） OFFICES

北京市大成（深圳）律师事务所
May 20, 2011

Chen Qinghui Lawyer (Signature by Chen Qinghug)

陈庆辉律师签字：        (sd.)

Zhou Xiaoju Lawyer (Signatureby Zhou Xiaoju)

周小菊律师签字：       (sd.)